EXHIBIT 99.1

Lakeland Industries, Inc. Reports Fiscal 2024 Third Quarter Financial Results

Net sales of $31.7 million, up 11.6% year-over-year, and gross margin of 42.2%

Continued strength in the Company’s high-value, strategic product lines

HUNTSVILLE, AL / ACCESSWIRE / December 6, 2023 / Lakeland Industries, Inc. (NASDAQ:LAKE) (the “Company” or “Lakeland”), a leading global manufacturer of protective clothing for industry, healthcare and first responders on the federal, state and local levels, today announced financial results for its fiscal 2024 third quarter ended October 31, 2023.

Fiscal 2024 Third Quarter Financial Results Highlights and Recent Developments

•	Net sales increased 11.6% to $31.7 million compared to $28.4 million last year

•	Gross margin was 42.2% compared to 43.3% last year

•	Net income was $2.6 million, or $0.35 per basic and $0.34 per diluted share, compared to net income of $1.4 million, or $0.19 per basic and diluted share, last year

•	Adjusted EBITDA* was $3.3 million compared to $3.0 million last year with a margin* of 10.4% compared to 10.4% last year

•	Foreign currency exchange movements negatively impacted operating expenses and Adjusted EBITDA by $1.2 million compared to $0.5 million last year, respectively

•	Completed acquisition of Pacific Helmets NZ, Ltd (“Pacific”) subsequent to quarter end, enhancing Lakeland's fire service offering

*Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures.  Reconciliations are provided in the tables of this press release.

Management Comments

“Lakeland delivered solid third-quarter results and continued to execute on the Company’s growth strategy, highlighted by investments into the Company’s high growth products and markets, the build-out of Lakeland’s premier global fire brand, as well as further optimization of our operations and sales channels,” said Jim Jenkins, Executive Chairman of Lakeland Industries. “During the quarter, we saw healthy demand for our higher-value, strategic product categories, which represent a growing proportion of the Company’s revenue profile. Additionally, the Company’s geographic and end-market diversity helped bolster our results despite ongoing weakness in China.  Our fire service business continues to expand, driven by our superior lead times and onboarding successes with new distributors. We also saw continued strength from oil and gas turnaround activity, as well as a significant increase in our direct container business, both strategic focus markets for Lakeland.”

Mr. Jenkins continued, “Subsequent to the quarter end, we were pleased to announce the acquisition of Pacific Helmets in late November. Pacific has one of the broadest ranges of helmet models, styles, and certifications globally, with a track record of innovation and design and a strong, growing revenue pipeline. Not only does this acquisition expand Lakeland’s global fire service product offerings, it also strengthens our geographic diversity, particularly in Australia and New Zealand, and presents a cross-selling opportunity across Lakeland’s existing sales and distribution channels. This acquisition reflects our commitment to executing and accelerating the pace of our small, strategic, and quick (SSQ) M&A strategy, and we look forward to investing strategically to broaden and diversify Lakeland’s range of products and end markets.”

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Roger Shannon, Lakeland’s Chief Financial Officer, added, “Lakeland delivered strong year-over-year sales and profitability growth. Our laser focus on cash flow generation resulted in $3.8 million of cash flow from operations during the quarter, $2.6 million of which was driven by the accelerated reduction of raw materials and finished goods inventory.  Year-to-date, we have produced positive operating cash flow of $7.7 million, led by decreases in inventory of $3.2 million.  Our positive performance further strengthens the Company’s financial position, particularly our robust balance sheet and cash position, which we believe will allow us to continue pursuing both organic and inorganic growth opportunities.”

Fiscal 2024 Third Quarter Financial Results

Net sales were $31.7 million for the third quarter of fiscal year 2024, as compared to $28.4 million for the third quarter of fiscal year 2023.  Sales of our fire service and industrial product lines increased by $6.1 million, reflecting continued market share expansion in the first responder markets and ongoing strength in oil and gas turnaround activity and utilities markets. Eagle contributed $1.3 million in fire service sales during the quarter.  Our sales were negatively impacted by declines in our disposable products, particularly in Asia, and chemical product lines by $2.8 million.

On a consolidated basis for the third quarter of fiscal year 2024, domestic sales were $15.1 million or 47.6% of total revenues, and international sales were $16.6 million or 52.4% of total revenues.  This compares with domestic sales of $14.0 million or 49.3% of the total and international sales of $14.4 million or 50.7% of the total in the third quarter of fiscal year 2023.  Strong sales growth in the US, Europe, Canada, and Latin America during the third quarter of fiscal 2024 was partially offset by ongoing weakness in Asia, particularly China.

Gross profit was $13.4 million for the third quarter of fiscal year 2024, an increase of $1.1 million, or 8.9%, compared to $12.3 million in the third quarter of fiscal year 2023.  Gross profit as a percentage of net sales was 42.2% for the third quarter of fiscal year 2024 as compared with 43.3% for the third quarter of fiscal year 2023.  Gross profit performance in the current period was positively impacted by increased revenue during the quarter, including sales of previously reserved excess inventory, partially offset by an adjustment for intercompany profit in ending inventory.  Major factors driving the change in gross margins in the three months ended October 31, 2023, were the adjustments for deferred profit in inventory and inventory revaluation amortizations, partially offset by improved product mix and sales of previously reserved excess inventory.

Lakeland reported operating profit of $3.6 million for the third quarter of fiscal year 2024, compared to $2.2 million for the third quarter of fiscal year 2023, due to increases in sales and lower operating expenses.  The Company evaluated the earnout consideration accrual related to the Eagle acquisition and reduced the accrual by $1.5 million, which was recorded as a reduction in operating expenses in the quarter.  This decrease was offset by increases in currency fluctuations of $0.7 million, primarily the Argentine peso.  Additionally, higher sales-related costs, including increases in travel and trade show expenses, were realized as we continued to invest in growth initiatives across the Company. Operating margins were 11.4% for the third quarter of fiscal year 2024, compared to 7.6% for the third quarter of fiscal year 2023.

The Company reported net income of $2.6 million, or $0.35 per basic share and $0.34 per diluted share, for the third quarter of fiscal year 2024, compared with a net income of $1.4 million, or $0.19 per basic and diluted share, for the third quarter of fiscal year 2023.

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Adjusted EBITDA for the third quarter of fiscal year 2024 was $3.3 million, compared with $3.0 million for the third quarter of fiscal 2023.  Adjusted EBITDA was negatively impacted by foreign currency exchange movements of $1.2 million.

The Company did not repurchase common stock under its stock repurchase program during the fiscal 2024 third quarter.  At October 31, approximately $5.0 million was available to the Company for the repurchase of its outstanding common stock.

On August 1, 2023, the Board of Directors declared a quarterly cash dividend of $0.03 per share for the third quarter, which was paid on August 22, 2023, to stockholders of record as of August 15, 2023.

Outlook

Mr. Jenkins concluded, “We are pleased with the progress of our acquisition strategy and how it positions us for growth in revenue and profitability.  We are continuing to mine our strategic acquisition pipeline and work to close and further integrate new members of the Lakeland family.  Despite ongoing economic headwinds in China and foreign currency fluctuations in our global markets, we will continue to focus on organic growth throughout the remainder of the year and remain encouraged by the opportunities in front of us.”

Financial Results Conference Call

The Company will host a conference call and live webcast on Thursday, December 7, 2023, at 12:00 p.m. Eastern to discuss its fiscal 2024 third quarter financial results.  Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call, available at:

Event URL: https://www.webcaster4.com/Webcast/Page/2237/49524

Please note that the webcast is listen-only, and webcast participants will not be able to participate in the question-and-answer portion of the conference call. Interested parties may also participate in the call by dialing (888) 506-0062 or (973) 528-0011 and entering the passcode 152281. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available until Thursday, December 14, 2023. To access the replay, please dial (877) 481-4010 or (919) 882-2331. The replay passcode is 49524. An archived version of the webcast will also be available on the Lakeland Investor Relations website.

About Lakeland Industries, Inc.

We manufacture and sell a comprehensive line of industrial protective clothing and accessories for the industrial and public protective clothing market.  Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a network of over 2,000 global safety and industrial supply distributors.  Our authorized distributors supply end users, such as integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high technology electronics manufacturers, as well as scientific, medical laboratories and the utilities industry.  In addition, we supply federal, state and local governmental agencies and departments, such as fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control.  Internationally, we sell to a mixture of end users directly and to industrial distributors, depending on the particular country and market.  In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Russia, Kazakhstan, Colombia, Mexico, Ecuador, India, Uruguay, Middle East and Southeast Asia.

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For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

Contacts

Lakeland Industries, Inc.

256-600-1390

Roger Shannon

rdshannon@lakeland.com

Alpha IR Group

312-445-2870

Robert Winters or Stephen Poe

LAKE@alpha-ir.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation the expected benefits of the Pacific acquisition and our M&A strategy.  All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements.  Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management.  As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events.  We caution readers that these forward-looking statements speak only as of the date hereof.  With respect to our previously stated three-to-five-year goals of core market growth, gross margin levels, and free cash flow generation, such metrics are goals, not projections or guidance, and are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management; actual results will vary, and those variations may be material.  The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: EBITDA, Adjusted EBITDA and Adjusted EBITDA margin.  The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.  The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.  The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release.  These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

(Financial Tables Follow)

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s except for share and per share information)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022
Net sales	$31,678	$28,387	$93,449	$83,849
Cost of goods sold	18,317	16,083	53,461	48,862
Gross profit	13,361	12,304	39,988	34,987
Operating expenses	9,740	10,082	30,699	29,522
Operating profit	3,621	2,222	9,289	5,465
Other income (expense), net	(53)	(72)	(187)	(140)
Interest expense	(13)	(4)	(22)	(25)
Income before taxes	3,555	2,146	9,080	5,300
Income tax expense	937	715	2,678	3,610
Net income (loss)	$2,618	$1,431	$6,402	$1,690
Net income (loss) per common share:
Basic	$0.35	$0.19	$0.87	$0.22
Diluted	$0.34	$0.19	$0.85	$0.22
Weighted average common shares outstanding:
Basic	7,428,557	7,514,725	7,344,559	7,600,272
Diluted	7,614,404	7,704,695	7,528,723	7,787,662

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(000’s except for share information)

ASSETS	October 31,	January 31,
	2023	2023
Current assets
Cash and cash equivalents	$26,425	$24,639
Accounts receivable, net of allowance for doubtful accounts of $769 and $800 at October 31, 2023 and January 31, 2023, respectively	18,227	17,296
Inventories	54,350	58,176
Prepaid VAT and other taxes	2,633	1,963
Income tax receivable and other current assets	2,385	2,908
Total current assets	104,020	104,982
Property and equipment, net	9,158	9,140
Operating leases right-of-use assets	10,495	5,472
Deferred tax assets	3,790	2,764
Other assets	134	100
Goodwill	8,473	8,473
Intangible assets, net	5,736	6,042
Investments	6,509	5,354
Total assets	$148,315	$142,327
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,803	$6,558
Accrued compensation and benefits	3,670	2,522
Other accrued expenses	1,951	4,068
Income tax payable	1,057	---
Short-term borrowings	---	405
Accrued earnout agreement	492	3,182
Current portion of operating lease liabilities	1,538	1,253
Total current liabilities	15,511	17,988
Deferred income taxes	12	769
Long-term portion of operating lease liabilities	9,203	3,580
Total liabilities	24,726	22,337
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)		—
Common stock, $0.01 par; authorized 20,000,000 shares Issued 8,722,965 and 8,655,699; outstanding 7,364,757 and 7,325,005 at October 31, 2023 and January 31, 2023, respectively	87	87
Treasury stock, at cost; 1,358,208 and 1,330,694 shares at October 31, 2023 and January 31, 2023, respectively	(19,979)	(19,646)
Additional paid-in capital	78,802	78,475
Retained earnings	70,480	64,765
Accumulated other comprehensive loss	(5,801)	(3,691)
Total stockholders' equity	123,589	119,990
Total liabilities and stockholders' equity	$148,315	$142,327

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

Supplemental Information

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

Net sales	$31,678	$28,387	$93,449	$83,849
Year over year change	11.6%	(5.5)%	11.4%	(8.5)%
Gross profit	13,361	12,304	39,988	34,987
Gross profit %	42.2%	43.3%	42.8%	41.7%
Operating expenses	9,740	10,082	30,699	29,522
Operating expenses as a percentage of sales	30.7%	35.5%	32.9%	35.2%
Operating profit	3,621	2,222	9,288	5,465
Operating income as a percentage of sales	11.4%	7.8%	9.9%	6.5%
Interest expense	(13)	(4)	(22)	(25)
Other income (expense), net	(53)	(72)	(187)	(140)
Income before taxes	3,555	2,146	9,080	5,300
Income tax expense	937	715	2,678	3,610
Net income (loss)	$2,618	$1,431	$6,402	$1,690
Weighted average shares for EPS-Basic	7,429	7,515	7,345	7,600
Net income (loss) per share	$0.35	$0.19	$0.87	$0.22
Income before taxes	$3,555	$2,146	$9,079	$5,300
Interest expense	13	4	22	25
Depreciation and amortization	577	391	1,609	1,370
EBITDA	$4,145	$2,541	$10,710	6,695
Equity compensation	302	351	747	1,141
Other income (expense), net	(53)	(72)	(187)	(140)
Eagle revaluation of earnout consideration	(1,511)	---	(2,689)	---
Eagle acquisition costs	---	---	17	---
Severance expense	96	---	768	---
New Monterrey, Mexico facility start-up costs	200	---	376	---
Adjusted EBITDA	$3,285	$2,964	$10,116	$7,976

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LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES

Operating Results ($000’s)

(Unaudited)

Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended October 31,		Nine Months Ended October 31,
	2023	2022	2023	2022

Net income (loss) to EBITDA
Net income (loss)	$2,618	$1,431	$6,402	$1,690
Interest	13	4	22	25
Taxes (1)	937	715	2,677	3,610
Depreciation and amortization	577	391	1,609	1,370
EBITDA	$4,145	$2,541	$10,710	$6,695
EBITDA to Adjusted EBITDA
(excluding non-cash expenses)

EBITDA	$4,145	$2,541	$10,710	$6,695
Equity compensation (2)	302	351	747	1,141
Other income (expense) (3)	(53)	(72)	(187)	(140)
Eagle acquisition-related expenses (4)	---	---	17	---
Eagle revaluation of earnout consideration (5)	(1,511)	---	(2,689)	---
Employee separation expense (6)	96	---	768	---
New Monterrey, Mexico facility start-up costs (7)	200	---	376	---
Adjusted EBITDA	$3,285	$2,964	$10,116	$7,976

Adjusted EBITDA Margin
Adjusted EBITDA	$3,285	$2,964	$10,116	$7,976
Divided by net sales	$31,678	$28,387	$93,449	$83,849
Adjusted EBITDA Margin	10.4%	10.4%	10.8%	9.5%

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The financial data above includes non-GAAP financial measures, including EBITDA and Adjusted EBITDA. Management excludes from EBITDA and Adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, and Other Income, which is comprised of interest income and gains (losses) from equity method investments. For Adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, severance costs, and start-up costs for our Mexican operations. This press release also discusses Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash, which reduces the Company's liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company's performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1)

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors.

(2)	Adjustments for Equity Compensation, which consist of non-cash expenses for the grant of equity awards.

(3)	Adjustments for Other Income, which consists of interest income and gains/(losses) from Investments accounted for under the equity method of accounting.

(4)

Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company’s acquisition of Eagle Technical Products Limited in the first six months of fiscal year 2024.

(5)

Adjustment for the reduction of the estimated earnout payment related to the Eagle acquisition. The reduction to the accrued earnout payment of $1.5 million was recorded in the quarter ended October 31, 2023 and reflected in operating expenses. For the first nine months of fiscal year 2024, the reduction to the accrued earnout payment was $2.7 million and reflected in operating expenses.

(6)

Adjustment for accrued separation costs for our former COO who separated from the Company in the first quarter of fiscal year 2024, our EVP of Sales and other management in the second quarter of fiscal year 2024, and other management in the third quarter of fiscal year 2024.

(7)	Adjustments for costs for our Mexican operations consists of external services and legal fees associated with the Monterrey, Mexico facility.

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